Exhibit 21.1

LIST OF SUBSIDIARIES

1.	AccessPAS, Inc., a corporation organized under the laws of Delaware.
2.	EUROPE*STAR Gesellschaft für Satellitenkommunikation GmbH, a company organized under the laws of Germany.
3.	Intelsat (Gibraltar) Limited, a company organized under the laws of Gibraltar.
4.	Intelsat (Luxembourg) Finance Company S.a.r.l., a company organized under the laws of Luxembourg.
5.	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.
6.	Intelsat Africa (Pty) Ltd., a company organized under the laws of South Africa.
7.	Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.
8.	Intelsat Asia Carrier Services, Inc., a corporation organized under the laws of Delaware.
9.	Intelsat Asia Pty. Ltd., a company organized under the laws of Australia.
10.	Intelsat Brasil Ltda., a company organized under the laws of Brazil.
11.	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.
12.	Intelsat China (Hong Kong) Limited, a company organized under the laws of Hong Kong.
13.	Intelsat Clearinghouse Corporation, a corporation organized under the laws of Delaware.
14.	Intelsat Corporation, a corporation organized under the laws of Delaware.
15.	Intelsat de Colombia S.A., a company organized under the laws of Colombia.
16.	Intelsat France SAS, a company organized under the laws of France.
17.	Intelsat General Corporation, a corporation organized under the laws of Delaware.
18.	Intelsat Germany GmbH, a company organized under the laws of Germany.
19.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.
20.	Intelsat Global Service LLC, a limited liability company organized under the laws of Delaware.
21.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.
22.	Intelsat Holdings S.A., a company organized under the laws of Luxembourg.
23.	Intelsat India Private Limited, a company organized under the laws of India.
24.	Intelsat International Employment, Inc., a corporation organized under the laws of Delaware.
25.	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.
26.	Intelsat Investment Holdings S.à r.l., a company organized under the laws of Luxembourg.
27.	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.
28.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.
29.	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.
30.	Intelsat License LLC, a limited liability company organized under the laws of Delaware.
31.	Intelsat Luxembourg Investment S.à r.l., a company organized under the laws of Luxembourg.

32.	Intelsat Management LLC, a limited liability company organized under the laws of Delaware.
33.	Intelsat New Dawn (Gibraltar) Limited, a company organized under the laws of Gibraltar.
34.	Intelsat New Dawn Company, Ltd., a company organized under the laws of Bermuda.
35.	Intelsat Operations S.A., a company organized under the laws of Luxembourg.
36.	Intelsat S.A. (to be renamed Intelsat Investments S.A.), a company organized under the laws of Luxembourg.
37.	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.
38.	Intelsat Service and Equipment Corporation, a corporation organized under the laws of Delaware.
39.	Intelsat Singapore Pte. Ltd., a company organized under the laws of Singapore.
40.	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.
41.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.
42.	Intelsat USA License LLC, a limited liability company organized under the laws of Delaware.
43.	Intelsat USA Sales LLC, a limited liability company organized under the laws of Delaware.
44.	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.
45.	New Dawn Distribution Company, Ltd., a company organized under the laws of Mauritius.
46.	New Dawn Satellite Company, Ltd., a company organized under the laws of Mauritius.
47.	PanAmSat Capital Corporation, a company organized under the laws of Delaware.
48.	PanAmSat de Mexico S. de R. L. de C.V., a company organized under the laws of Mexico.
49.	PanAmSat do Brasil Ltda., a company organized under the laws of Brazil.
50.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.
51.	PanAmSat Europe Limited, a company organized under the laws of England and Wales.
52.	PanAmSat FSC, Incorporated, a company organized under the laws of Barbados.
53.	PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.
54.	PanAmSat India, Inc., a corporation organized under the laws of Delaware.
55.	PanAmSat International Holdings, LLC, a limited liability company organized under the laws of Delaware.
56.	PanAmSat International Sales, LLC, a limited liability company organized under the laws of Delaware.
57.	PanAmSat International Systems Limited, a company organized under the laws of the Cayman Islands.
58.	PanAmSat International Systems Marketing, L.L.C., a limited liability company organized under the laws of Delaware.
59.	PanAmSat Limited Liab. Co., a company organized under the laws of Switzerland.
60.	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.
61.	PanAmSat Services, Inc., a corporation organized under the laws of Delaware.
62.	PanAmSat Sistemas de Comunicacao DTH do Brasil Ltda., a company organized under the laws of Brazil.
63.	PAS International LLC, a limited liability company organized under the laws of Delaware.
64.	Southern Satellite Corporation, a corporation organized under the laws of Connecticut.
65.	Southern Satellite Licensee Corporation, a corporation organized under the laws of Delaware.
66.	WP Com, S. de R.L. de C.V., a company organized under the laws of Mexico.